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                                                                   Exhibit 10.33
                                   RMS, INC.

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                        RISK MANAGEMENT SOLUTIONS, INC.

                                                          October 1, 1997

Mr. Robert W. Ackerman
President and Chief Executive Officer
Sheffield Steel Corporation
220 N. Jefferson Street
Sand Springs, OK 74063

     Re:  Insurance Services Agreement
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Dear Bob:

     This letter sets forth our understanding and agreement with respect to the insurance services that Risk Management Solutions, Inc. ("RMSI"), will provide to Sheffield Steel Corporation and its subsidiaries (the "Company") from the date hereof, and continuing until either of us shall give the other not less than 180 days prior written notice of termination of this agreement. The insurance services we will provide to the Company are as follows:

     a. Procure and maintain all property and casualty insurance coverage including (i) the preparation of insurance specifications for all proposals and renewals, and (ii) the selection of brokers and insurance companies;

     b.   Maintain accounting records for all administered insurance programs;

     c. Review and recommend alternative financing methods for insurance coverages;

     d. Identify and evaluate risk exposures and provide appropriate coverage through loss control, self retention and/or insurance so as to properly manage and minimize overall costs;

     e. Provide workers compensation and general liability claims management support by holding meetings with insurers, training local management, developing return to work programs, and reviewing claim reserves and recommending changes as appropriate;

     f. Support internal safety efforts by assisting with compliance, ergonomic and injury prevention programs, including supervisory training, monitoring safety statistics, benchmarking and setting appropriate goals for improvements;
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     g.   Review claims and expenses with the Company on a monthly or quarterly basis;

     h.   Provide budget assistance for insurance expenses; and

     i. Prepare and file Proof of Loss statements for insured claims and assist in settlement of all claims.

     In order to achieve the lowest possible insurance costs for the Company, certain insurance premiums (including, without limitation, workers compensation, motor vehicle, and general liability) will be billed to us by the insurance carriers. We will pay all such premiums to agents, brokers and/or insurance companies on behalf of the Company, and invoice the Company monthly for these costs. Some other insurance coverages that we arrange for the Company (i.e., property insurance, fiduciary and D & O liability insurance) may be invoiced directly to the Company by the insurance carrier providing such coverage. In addition, some insurance programs procured by us for the Company may require certain collateral such as letters of credit or bonds to secure the payment obligations of the Company related to claims thereunder. The Company will be responsible for providing such collateral in the event it is required by the insurance carrier.

     We are pleased to be able to provide these insurance services to the Company. As compensation for the services we provide to the Company hereunder, you agree to pay us a fee of 15% of the total annual cost of your Company's insurance program, which will be invoiced on a monthly basis. In addition, the Company will be required to reimburse us for all travel, entertainment, telephone and other out-of-pocket expenses incurred by RMSI and/or its employees in connection with performing the services provided hereunder. If the above sets forth our agreement, please sign a copy of this letter in the space provided below.

AGREED:                                 Very truly yours,

SHEFFIELD STEEL CORPORATION             RISK MANAGEMENT SOLUTIONS, INC.


By: /s/ Robert W. Ackerman              By: /s/ Missy Qay
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        Robert W. Ackerman                      Missy Qay
        President and Chief                     President
        Executive Officer

Date: October 1, 1997                   Date: October 1, 1997

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